Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GlobalSCAPE, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-61160) pertaining to the 1998 Stock Option Plan of GlobalSCAPE, Inc. and (Form S-8 No. 333-61180) pertaining to the 2000 Stock Option Plan of GlobalSCAPE, Inc. of our report dated February 17, 2006 with respect to the consolidated financial statements of GlobalSCAPE, Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2005 and 2004.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
March 8, 2006